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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            February 12, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF MSS 8B                               868133   33-38082   811-1777
DEFINED ASSET FUNDS- MSS-98 DAF                               924283   33-62373   811-1777

DEFINED ASSET FUNDS- ITS-261 DAF                              924353   33-62369   811-1777

DEFINED ASSET FUNDS-FLORIDA INSURED SERIES                    932578   33-56381   811-2537

TOTAL:    4 FUNDS

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